EXHIBIT 10.4

THE SECURITIES SUBJECT TO THIS GUARANTY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER COUNTRY AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

THE PARTIES’ RIGHTS UNDER THIS GUARANTY MAY NOT BE SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OF OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12 AND SECTION 13 HEREOF.

AMENDED AND RESTATED GUARANTY

This AMENDED AND RESTATED GUARANTY (as may be further amended, restated or otherwise modified from time to time, this “Guaranty”) is made as of May 15, 2006, by LAZARD GROUP LLC, a Delaware limited liability company (“Lazard” or the “Guarantor”), in favor of BANCA INTESA S.P.A., a Società per Azioni organized under the laws of the Republic of Italy, that is the holder of that certain Note referred to below (together with its successors and permitted assigns, the “Holder”).

WITNESSETH

WHEREAS, Lazard Funding Limited LLC, a wholly-owned Subsidiary of Lazard (the “Issuer”) and the Holder entered into that certain Note Purchase Agreement dated as of March 26, 2003 (the “Note Purchase Agreement”) pursuant to which the Issuer issued to the Holder and the Holder purchased the $150 Million Lazard Note (as defined in the Note Purchase Agreement) and Lazard entered into a Guaranty dated as of March 23, 2003 for the benefit of the Holder pursuant to which Lazard guaranteed the obligations of the Issuer under the $150 Million Lazard Note; and

WHEREAS, Lazard, the Holder and Lazard & Co. S.r.l., a Società a responsabilità limitata organized under the laws of the Republic of Italy, have entered into that certain Termination Agreement dated as of March 31, 2006 (the “Termination Agreement”) setting forth the terms and conditions pursuant to which the Issuer will amend and restate each of (1) the $150 Million Lazard Note (as so amended and restated, the “Note”) and (2) the Original Guaranty to read in its entirety as set forth in this Guaranty.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Note.

(a) The following terms, as used herein, have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed for business either in New York City, New York, United States of America or Milan, Italy.

“Debt” means (without duplication), with respect to any Person, (i) any obligation of such Person to pay the principal of, premium of, if any, interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to any indebtedness, and any other liability, contingent or otherwise, of such Person (A) for borrowed money (including instances where the recourse of the lender is to the whole of the assets of such Person or to a portion thereof), (B) evidenced by a note, debenture or similar instrument (including any such instrument evidencing a purchase money obligation) including securities, (C) for any letter of credit or performance or surety bond obtained by such Person, (D) for the payment of money relating to a capitalized lease obligation, or (E) with respect to any sale and leaseback transaction; (ii) any obligation of other Persons of the kind described in the preceding clause (i), which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation of the type described in clauses (i) and (ii) secured by a lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person’s legal liability; and (iv) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any obligation of the kind described in any of the preceding clauses (i), (ii) or (iii).

“Documents” means the Termination Agreement, the Note and this Guaranty.

“Guarantor” has the meaning set forth in the Preamble.

“Guaranty” has the meaning set forth in the Preamble.

“Guaranty Debt” has the meaning set forth in Section 6(a) hereof.

“Holder” has the meaning set forth in the Preamble.

“Issuer” has the meaning set forth in the Preamble.

“Lazard” has the meaning set forth in the Preamble.

“Note” has the meaning set forth in the Preamble.

“Obligations” has the meaning set forth in Section 2 hereof.

“Person” or “Persons” means natural persons, corporations, limited liability companies, S.p.A.’s (Società per Azioni), S.r.l.’s (Società a responsabilità limitata), trusts, joint ventures, associations, companies, partnerships, governments or agencies or political subdivisions thereof and other political or business entities.

“Senior Debt” means all Debt of the Guarantor other than the Debt hereunder, whether outstanding on the date of this Guaranty or thereafter created, incurred or assumed; provided, however, that the term “Senior Debt” shall not include (A) any Debt or obligation owed to a Subsidiary, (B) any Debt or obligation which by the express terms of the instrument creating or evidencing the same is not superior in right of payment to the Debt outstanding hereunder, (C) any Debt or obligation which is subordinate in right of payment in any respect to any other Debt or obligation, unless such Debt or obligation by the express terms of the instrument creating or evidencing the same is senior to this Guaranty and subordinated to another Debt or obligation, (D) for the avoidance of doubt, any Debt or obligation constituting a trade account payable, other account payable or similar liability, or (E) amendments, renewals, extensions, modifications and refundings of any such Debt or obligation referred to in Clauses (A) through (D) hereof.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, S.p.A. (Società per Azioni), S.r.l. (Società a responsabilità limitata), trust, joint venture, association, company, partnership or other legal entity of which a Person (either alone or through or together with any other subsidiary of such Person) (A) owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or (B) is otherwise entitled to exercise (1) a majority of the voting power generally in the election of the board of directors or other governing body of such corporation or other legal entity or (2) control of such corporation or other legal entity.

“$150 Million Lazard Note” has the meaning assigned to such term in the Preamble.

SECTION 2. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

(i) the prompt, full and punctual payment when due, whether at stated maturity or earlier, by notice of prepayment, by acceleration or otherwise, of any and all obligations of the Issuer arising under the Note, whether for principal, premium, interest at the rate specified in the Note, and interest accruing or coming due both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Issuer or the Guarantor (including without limitation interest on any overdue principal), fees, expenses, indemnification or otherwise; and

(ii) the due, prompt, full and punctual performance and observance by the Issuer of all covenants, agreement and conditions on its part to be performed and observed under the Note.

(iii) The obligations guaranteed by this Guaranty are hereinafter referred to as the “Obligations”.

SECTION 3. Obligations Unconditional. This Guaranty constitutes a present and continuing guarantee of payment and performance and not of collectability. The Obligations hereunder are independent of the obligations of the Issuer under the Note, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Issuer or any other Person liable for the Obligations or whether the Issuer or any other such Person is joined in any such action or actions. The Guarantor hereby agrees that its liability under this Guaranty shall be primary, absolute, irrevocable and unconditional, irrespective of:

(i) any lack of validity or enforceability of any Obligation, the Termination Agreement, the Note, this Guaranty or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Termination Agreement, the Note or this Guaranty;

(iii) any taking, exchange, release or non-perfection of any collateral, or any other guarantee, for all or any of the Obligations;

(iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Issuer or any other Subsidiary;

(v) any provision in the Note providing for the subordination of Debt (as defined in the Note) under the Note;

(vi) the absence of any attempt by, or on behalf of, the Holder to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the Issuer, any other guarantor of the Obligations, or any other Person;

(vii) the election of any remedy by, or on behalf of, the Holder with respect to all or any part of the Obligations;

(viii) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Holder with respect to any of the Obligations or any provision of any of the Documents;

(ix) any change, restructuring or termination of the corporate structure or existence of the Issuer or any other Subsidiary; or

(x) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim in the nature of an exoneration or suretyship defense, other than the indefeasible payment of amounts due hereunder or performance in full of all the Obligations, available to the Issuer or the Guarantor, or a discharge of the Issuer or Guarantor.

If at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, this Guaranty shall continue to be effective or be reinstated, as the case may be, to the full extent of such rescission or return, all as though such payment had not been made.

SECTION 4. Waivers.

(a) The Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the right to assert as a defense in any suit by the Holder seeking payment by the Guarantor of amounts due hereunder, any of the issues, events, actions or circumstances set forth in Section 3 hereof; provided, however, that such waiver shall not in any way limit or bar the ability of the Guarantor or the Issuer to assert such issue, event, action or circumstance as a counterclaim in any such suit; provided, however, that the Guarantor shall not be permitted to assert such counterclaim if the claim has been finally resolved on the merits in favor of the Holder in a prior suit by the Holder against the Issuer. The Guarantor further irrevocably waives, to the fullest extent permitted by applicable law, promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Issuer, protest or notice with respect to the Obligations; all presentments, demands for performance, notices of nonperformance, notices of nonpayment, notices of default, protests, notices of dishonor, notices of acceptance of this Guaranty and proof of reliance hereon, and any other notice with respect to any Obligations and this Guaranty; the benefits of all statutes of limitation; except as provided in the proviso to Section 2 hereof, any requirement that any Holder or any other Person protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral in connection with the Obligations; any duty on the part of any Holder to disclose to the Company any matter, fact or thing relating to the business, operation or condition of any person and its assets now known or hereinafter known by such Holder; any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligations or require suit against the Issuer or the Guarantor or any other Person; and all other demands whatsoever (and shall not require that the same be made on the Issuer as a condition precedent to the Guarantor’s obligations hereunder) other than demand for payment and performance by the Guarantor hereunder, and covenants that this Guaranty will not be discharged, except by complete payment of the Obligations. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness of the Issuer, arising either from additional loans extended to the Issuer or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the fullest extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Holder to secure payment of all or any part of the Obligations.

(b) Notwithstanding anything to the contrary in this Guaranty: (i) the agreements and waivers of the Guarantor set forth above in Section 3 and in this Section 4 shall not operate to waive, affect or impair (x) any of the rights of the Issuer enumerated in the Documents, including but not limited to any right to receive notice, or prejudice any right of the Issuer to assert any defense otherwise applicable to any of the Obligations, or (y) any right of the Guarantor to receive notice under the Documents, and (ii) the Obligations shall be determined in accordance with the provisions of the Documents and, without limiting the generality of the foregoing, if an Obligation is compromised in accordance with the provisions of any Document, such Obligation shall be compromised for purposes of this Guaranty, and if the Issuer is entitled to assert a defense, counterclaim or right of setoff to an Obligation in accordance with the terms of any Document, the Guarantor shall be entitled to assert the same defense, counterclaim or right of offset under this Guaranty; provided, however, that the Guarantor shall not be permitted to assert such counterclaim if the claim has been finally resolved on the merits in favor of the Holder in a prior suit by the Holder against the Issuer.

SECTION 5. Subrogation; Subordination of Claims against Issuer.

(a) Waiver of Rights. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not assert, enforce, or otherwise exercise (i) any right of subrogation to any of the rights, remedies, powers, privileges or liens of any holder of the Note or any other beneficiary of this Guaranty against the Issuer or any other obligor on the Obligations or any collateral or other security, or (ii) any right of recourse, reimbursement, restitution, contribution, indemnification, or similar right against the Issuer on account of the Obligations, and until such final payment and performance in full, the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any holder of the Note or any other beneficiary to secure payment of the Obligations, and will not file or assert any claim in competition with the Holder in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature, nor will Guarantor assert any setoff, recoupment or counterclaim to any of its obligations hereunder in respect of any liability of the Issuer to the Guarantor.

(b) Subordination of Claims against Issuer. The payment by the Issuer of any amounts due to Guarantor arising as a result of any payment by the Guarantor to the Holder hereunder is hereby subordinated to the prior payment in full of all of the Obligations as hereinafter set forth. The Guarantor agrees that, after the occurrence of any “Event of Default” (as defined in the Note), the Guarantor or any of its Subsidiaries will not demand, sue for or otherwise attempt to collect any indebtedness of the Issuer to the Guarantor arising as a result of payment by the Guarantor to the Holder hereunder until all of the Obligations shall have been paid in full.

SECTION 6. Guarantee Claims Subordinated.

(a) Subordination. The Guarantor, for itself, its successors and assigns, covenants and agrees, and the Holder likewise covenants and agrees, that anything herein or in the Note or any other agreement or instrument to the contrary notwithstanding, (i) any liabilities, including any indebtedness, evidenced by or arising on account of or in connection with this Guaranty (or any amendment, modification, renewal or extension hereof), including, without limitation, the Obligations and principal and interest on the Note (collectively, the “Guaranty Debt”), is and shall be subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Guarantor, whether outstanding on the date hereof or incurred hereafter, to the extent and in the manner set forth herein and (ii) the Guaranty Debt is and shall rank senior and prior in right of payment any obligations expressly made subordinate by the terms thereof to the Debt hereunder.

(b) Extent of Subordination. If any payment default has occurred and is continuing on any Senior Debt, or a non-payment default has occurred and is continuing on the Senior Debt and the Holder has received notice of such non-payment default, then the Guarantor shall not make any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities, to, or for the benefit of, the Holder pursuant to or in respect of this Guaranty or Guaranty Debt (whether principal or interest or otherwise), and whether before, after or in connection with any dissolution, winding up, liquidation or reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Guarantor. Notwithstanding the preceding sentence, if the Senior Debt has been paid in full or the relevant default has been cured or waived, the Guarantor shall make payments in accordance with this Guaranty.

(c) Distributions in Bankruptcy. Upon any distribution in any bankruptcy or similar proceeding, any distribution to which the Holder is entitled shall be paid directly to the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to all other distributions to or for the benefit of the holders of Senior Debt.

(d) Priority in Bankruptcy. For avoidance of doubt, in the event of any liquidation, dissolution, reorganization or winding up of the Guarantor, the Guaranty Debt is senior and prior in right of payment to all limited liability company interests in the Guarantor.

(e) Application of Distributions. If any distribution, payment or deposit to redeem, defease or acquire the Guaranty Debt shall have been received by the Holder at a time when such distribution was prohibited by the provisions of this Section 6, then, unless such distribution is no longer prohibited by this Section 6, such distribution shall be received and applied by the Holder for the benefit of the holders of Senior Debt, and shall be paid or delivered by the Holder to the holders of Senior Debt for application to the payment of all Senior Debt.

(f) Subrogation Rights. The Holder shall not have any subrogation or other rights of recourse to any security in respect of any Senior Debt until such time as all Senior Debt shall have been paid in full. Upon the payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive distributions applicable to Senior Debt until all amounts due and payable in respect of the Guaranty Debt shall be so paid. No distributions to the holders of Senior Debt which otherwise would have been made to the Holder shall, as between the Guarantor and the Holder, be deemed to be payment by the

Guarantor to or on account of Senior Debt. If any distribution to which the Holder would otherwise have been entitled shall have been applied pursuant to the provisions of this Section 6 to the payment of Senior Debt, then the Holder shall be entitled to receive from the holders of such Senior Debt any distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable on such Senior Debt to the extent provided herein.

(g) Reliance. Upon any distribution in a bankruptcy or similar proceeding, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which the proceeding is pending, or a certificate of the liquidating trustee or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt, Guaranty Debt and other Debt of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

(h) Ratable Distributions. Any distribution otherwise payable to the Holder made to holders of Senior Debt pursuant to this Section 6 shall be made to such holders of Senior Debt ratably according to the respective amount of Senior Debt held by each, taking into account any priorities which may be established among the holders of such Senior Debt.

(i) Obligations Not Impaired. Nothing contained in this Guaranty is intended to or will impair as between the Guarantor, its creditors, and the Holder, the obligation of the Guarantor, which is primary, absolute, irrevocable and unconditional, to pay to the Holder as and when amounts become due and payable in accordance with the terms of this Guaranty or affect the relative rights of the Holder and the creditors of the Guarantor.

(j) Further Actions. The Holder, by its acceptance hereof, agrees to take such further action as may be reasonably requested by the Guarantor in order to effectuate the subordination as provided herein.

SECTION 7. Additional Covenants. The Guarantor covenants and agrees as follows:

(a) to remain (in its own capacity or through its Subsidiaries) in the investment banking business (except as may occur in connection with a change in control of the Guarantor);

(b) to comply with any applicable regulations of any governmental authority, except to the extent that failure to comply would not have a material adverse effect on the business of the Guarantor and its Subsidiaries, taken as a whole; and

(c) to supply the Holder with such quarterly and annual reports as may be issued to the holders of Class A common stock, par value $.01 per share, of Lazard Ltd (“Lazard Ltd Stock”) and publicly filed with the United States Securities and Exchange Commission (the “SEC”) by Lazard Ltd pursuant to Lazard Ltd’s reporting obligations under the Securities and Exchange Act of 1934, as amended.

SECTION 8. Amendments and Waivers. Any provision of this Guaranty may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each of Guarantor and Holder or, in the case of a waiver, by the party hereto against whom the waiver is to be effective. The waiver by a party hereto of a breach of any term or provision of this Guaranty shall not be construed as a waiver of any subsequent breach. No failure or delay by either Guarantor or Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9. Captions. The captions in this Guaranty are included for convenience of reference only and do not form a part of this Guaranty or in any way limit or affect its interpretation or construction.

SECTION 10. Notices. All notices, consents, waivers and other communications required or permitted by this Guaranty shall be in writing and shall be deemed given to a party hereto when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number or Person as a party may designate by notice to the other party):

If to the Guarantor:

Lazard Group LLC

30 Rockefeller Plaza

New York, New York 10020

UNITED STATES OF AMERICA

Attention:	General Counsel
Facsimile:	(212) 332-5972
Telephone:	(212) 632-6000

with a copy (which shall not constitute notice) to each of:

Gianni, Origoni, Grippo & Partners Studio Legale

Via Delle Quattro Fontane, 20

00184 Roma

ITALY

Attention:	Francesco Gianni, Esq.
Raimondo Premonte, Esq.
Facsimile:	011 39 06 4871101
Telephone:	011 39 06 478751

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

UNITED STATES OF AMERICA

Attention:	Adam D. Chinn, Esq.
Benjamin D. Fackler, Esq.
Facsimile:	(212) 403-2000
Telephone:	(212) 403-1000

If to the Holder:

Banca Intesa S.p.A.

Via Monte di Pietà n. 8

20121 Milano

ITALY

Attention:	Direzione Partecipazioni
Facsimile:	011 39 02 8796 2072
Telephone:	011 39 02 8796 2376

and

Banca Intesa S.p.A.

Via Monte di Pietà n. 8

20121 Milano

ITALY

Attention:	Direzione Affari Legali
Telephone:	011 39 02 8796 3523
Facsimile:	011 39 02 8796 2079

with a copy (which shall not constitute notice) to:

Pedersoli e Associati

Via

Monte di Pietà, 15

20121 Milano

ITALY

Attention:	Alessandro Pedersoli, Esq.
Facsimile:	+39 02 303051
Telephone:	+39 02 30305333

and

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

UNITED STATES OF AMERICA

Attention:	George J. Sampas, Esq.
Facsimile:	(212) 558-3588
Telephone:	(212) 558-4000

SECTION 11. Successors and Assigns. Subject to the transfer restrictions set forth in Section 12 hereof, the provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns.

SECTION 12. Restrictions on Transfer. NO PARTY HERETO MAY DIRECTLY OR INDIRECTLY SELL, TRANSFER, ASSIGN, ENCUMBER OR OTHERWISE PLEDGE OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS GUARANTY AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY WHO MAY WITHHOLD SUCH CONSENT FOR ANY REASON IN HIS SOLE DISCRETION AND ANY SUCH TRANSFER MADE WITHOUT SUCH CONSENT SHALL BE NULL AND VOID; PROVIDED THAT IN THE EVENT THAT HOLDER DESIRES TO TRANSFER ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS GUARANTY TO A WHOLLY-OWNED SUBSIDIARY OF HOLDER AND EACH OF the HOLDER AND SUCH WHOLLY-OWNED SUBSIDIARY AGREE THAT SUCH SUBSIDIARY SHALL TRANSFER THE RIGHTS OR OBLIGATIONS UNDER THIS GUARANTY TO HOLDER IMMEDIATELY UPON SUCH SUBSIDIARY CEASING TO BE WHOLLY-OWNED BY HOLDER, THEN THE CONSENT OF LAZARD TO SUCH TRANSFER SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

SECTION 13. Term; Termination. This Guaranty shall automatically terminate on the earlier of: (i) full conversion of the Note such that the entire principal amount thereof has been converted to equity of Lazard Ltd pursuant to the terms thereof, or (ii) payment of the entire amount outstanding under the Note including principal and interest thereon.

SECTION 14. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 15. No Third-Party Beneficiaries. This Guaranty is for the sole benefit of the parties hereto and their respective legal successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder or to otherwise confer any benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the parties hereto and such successors and assigns.

SECTION 16. Governing Law; Construction. THIS GUARANTY IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of the Guarantor and the Holder agrees that all actions or proceedings arising out of or in connection with this Guaranty, or for recognition and enforcement of any judgment arising out of or in connection with this Guaranty, shall be tried and determined exclusively in the state or federal courts in the State of New York, and each of the Guarantor and the Holder hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Guarantor and the Holder hereby expressly waives any right it may have to assert, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding: (a) any claim that it is not subject to personal jurisdiction in the aforesaid courts for any reason; (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action or proceeding, (ii) venue is not proper in any of the aforesaid courts, and (iii) this Guaranty, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts.

SECTION 17. Miscellaneous. The Guarantor will reimburse the Holder on demand such amount that shall be sufficient to cover all costs and expenses of such Holder incurred in any reimbursement, enforcement or collection under this Guaranty, including without limitation reasonable attorneys’ fees, expenses and disbursements, to the extent such costs and expenses exceed the costs and expenses that such Holder would have incurred in any reimbursement, enforcement or collection if the Guarantor were the issuer of the Note. This Guaranty constitutes the entire agreement between the Guarantor and the Holder with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

SECTION 18. Representations and Warranties; Agreement and Acknowledgement.

(a) The Holder hereby represents and warrants to the Guarantor that the Note and the shares of Lazard Ltd Stock that the Holder shall receive upon conversion of the Note (collectively, the “Securities”) in whole or in part were, as of the date of the Termination Agreement, and are being acquired for investment purposes only for the Holder’s own account or for the account of controlled Subsidiaries, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder had, as of the date of the Termination Agreement, and has no present intention of selling, granting any participation in or otherwise distributing the same, (ii) the Holder was not, as of the date of the Termination Agreement, and is not party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Securities, (iii) the Holder was not formed for the specific purpose of acquiring the Securities, (iv) the Holder received, as of the date of the Termination Agreement, and has received or had full access to all the information it considers necessary or appropriate for deciding whether to purchase the Securities and has had an opportunity to ask questions and receive answers regarding the terms and conditions of the Securities, and the Issuer’s, the Guarantor’s and Lazard Ltd’s business, properties, prospects and financial condition, (v) the Holder was, as of the date of the Termination Agreement, and is financially sophisticated and was and is able to fend for itself, could and can bear the economic risk of the investment, and had, as of the date of the Termination Agreement, and has such knowledge and experience in financial or business matters that the Holder was and is capable of evaluating the merits and risks of the investment in the Securities, (vi) the Holder was, as of the date of the Termination Agreement, and is, and will, upon any conversion of the Note, be, an “accredited investor” and a “qualified institutional buyer” within the meaning of current rules of the SEC, and (vii) none of the Holder’s operations were, as of the date of the Termination Agreement, or are subject to the terms or limitations of the U.S. Bank Holding Company Act of 1956, as amended (nor did or does the Holder “control” (within the meaning of such act) any companies which are so subject).

(b) The Holder hereby acknowledges and agrees, on behalf of itself and each Holder (as defined in the Registration Rights Agreement to be entered into pursuant to the Note), as follows: (i) the Securities are “restricted securities” under U.S. federal securities laws inasmuch as they have been or will be acquired by the Holder directly or indirectly from the issuer(s) in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration only in certain limited circumstances; (ii) in the absence of an effective registration statement covering the Securities, the Securities may only be resold in a transaction exempt from registration; (iii) the Holder will not directly or indirectly sell, transfer, pledge, hedge (including by way of short selling) or otherwise encumber (“Transfer”) all or any portion of the Securities unless (A) there is a registration statement declared effective by the SEC under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) with respect to the Securities to be Transferred and no stop order suspending the effectiveness of such registration statement is then in effect under the Securities Act and no proceedings for that purpose have then been instituted or (B) the Transfer is made under a valid exemption to registration under the Securities Act (it being understood this clause (iii) shall not prevent Intesa from selling, transferring, pledging or hedging all or any portion of the shares of Lazard Ltd Stock it shall receive upon conversion of the Note, so long as such sale, transfer, pledge or hedge, as the case may be, is conducted in compliance with the Securities Act as provided in this clause; provided however that this clause (iii) (including this parenthetical) shall not modify the provisions and requirements of Section 12 in any respect); and (iv) the certificates evidencing the Securities will bear an appropriate legend regarding these restrictions.

IN WITNESS WHEREOF, each of the Guarantor and the Holder has caused this Guaranty to be executed and delivered as of the date first above written.

LAZARD GROUP LLC

By:	/s/ Michael J. Castellano
	Name:	Michael J. Castellano
	Title:	Chief Financial Officer

BANCA INTESA S.P.A.

By:	/s/ Mario Marcangeli
	Name:	Mario Marcangeli
	Title:	FVP

By:	/s/ Anthony Giobbi
	Name:	Anthony Giobbi
	Title:	FVP

[Amended Guaranty Signature Page]